UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

BANCFIRST CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Oklahoma	0-14384	73-1221379
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Broadway, Oklahoma City, OK		73102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (405) 270-1086

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value Per Share	BANF	NASDAQ Global Select Market System

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2021, BancFirst Corporation (the “Company”) completed a private placement, under Regulation D of the Securities Act of 1933, as amended, of $60.00 million aggregate principal amount of its 3.50% Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Subordinated Notes”) to various “institutional accredited investors” (collectively the “Offering”). The Subordinated Notes have been structured to qualify as Tier 2 capital under bank regulatory guidelines.

The estimated net proceeds to the Company from the sale of the Subordinated Notes are approximately $59.15 million after deducting commissions and estimated offering expenses.  The Company expects to use the proceeds from the sale of the Subordinated Notes for general corporate purposes.

The Subordinated Notes will initially bear interest at a fixed rate of 3.50% per annum, from and including June 17, 2021 to but excluding June 30, 2031, payable semi-annually in arrears on June 30 and December 31 of each year, commencing December 31, 2021. Then, from and including June 30, 2031, to but excluding the maturity date, the Subordinated Notes will bear interest at a floating rate equal to the benchmark (initially, three-month term SOFR), reset quarterly, plus a spread of 229 basis points, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year.

The Company may, at its option, beginning with the interest payment date of June 30, 2031, and on any scheduled interest payment date thereafter, redeem the Subordinated Notes, in whole or in part.  In addition, the Company may redeem all, but not less than all, of the Subordinated Notes at any time upon the occurrence of a “Tier 2 Capital Event,” a “Tax Event” or an “Investment Company Event” (each as defined in the Subordinated Notes).  Any such redemption is subject to obtaining the prior approval of the Board of Governors of the Federal Reserve System (or its designee).  The redemption price with respect to any such redemption will be equal to 100% of the principal amount of the Subordinated Note, or portion thereof, to be redeemed, plus accrued but unpaid interest, if any, thereon to, but excluding, the redemption date.

The Subordinated Notes mature on June 30, 2036.

The sale of the Subordinated Notes was pursuant to a Subordinated Note Purchase Agreement entered into with each of the investors.

The foregoing description of the Subordinated Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Subordinated Notes, the form of which is attached to the form of Subordinated Note Purchase Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See our discussion in Item 1.01 with respect to the Company’s issuance of $60.00 million aggregate principal amount of 3.50% Fixed-to-Floating Rate Subordinated Notes due 2036, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No. Description

10.1               Subordinated Note Purchase Agreement.

104               Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BANCFIRST CORPORATION (Registrant)

Date: June 17, 2021	By:	/s/ Kevin Lawrence
Kevin Lawrence
Executive Vice President Chief Financial Officer

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